ALLIANCE GAS SERVICES, INC.
ALLIANCE GAS SERVICES HOLDINGS, LLC
ARTICLES OF MERGER

THIS IS TO CERTIFY THAT:

          FIRST:       Alliance Gas Services, Inc. and Alliance Gas Services Holdings, LLC agree to merge (the "Merger") in the manner hereinafter set forth.

          SECOND:  Alliance Gas Services Holdings, LLC is the entity to survive the Merger.

          THIRD:     Alliance Gas Services, Inc. (the "Merging Corporation") is incorporated under the laws of the Commonwealth of Kentucky.  The Merging Corporation was incorporated under the general laws of the Commonwealth of Kentucky on January 26, 1993.

          FOURTH:  Alliance Gas Services Holdings, LLC (the "Surviving LLC") is formed under the laws of the State of Maryland.

          FIFTH:      The Merging Corporation is not registered or qualified to do business in the State of Maryland and has no principal office in the State of Maryland.

          SIXTH:      The principal office of the Surviving LLC in the State of Maryland is located in Baltimore City.

          SEVENTH: The Merging Corporation owns no interest in land in the State of Maryland.

          EIGHTH:

                    (a)  Merging Corporation

                    The total number of shares of all classes of stock which the Merging Corporation has authority to issue is 10,000 shares of common stock, no par value per share ("Merging Corporation Shares").

                    (b)  Surviving LLC

                    The Surviving LLC has (1) one class of membership interest entitled Class A Units which comprises 60% of the total membership interests in the Surviving LLC and (2) one class of membership interest entitled Class B Units which comprises 40% of the total membership interest in the Surviving LLC.

          NINTH:  Upon the Effective Time (as defined herein), the Merging Corporation shall be merged into the Surviving LLC; and thereupon, the Surviving LLC shall possess any and all powers of the Merging Corporation; and all leases, licenses, property, rights, privileges, and powers of whatever nature and description of the Merging Corporation shall be transferred to, vested in, and devolved upon the Surviving LLC, without further act or deed, subject to all of the debts and obligations of the Merging Corporation.

                    (a)  Effect on Merging Corporation Shares

                     At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, each Merging Corporation Share issued and outstanding immediately prior to the Effective Time shall cease to be outstanding and the holder thereof shall be entitled to $13,670,000.00.

                    (b)  Effect on Surviving LLC Membership Interests

                    Each outstanding unit of membership interest of the Surviving LLC shall remain issued and outstanding at the Effective Time.

           TENTH:  The terms and conditions of the transaction described in these Articles were duly advised, authorized and approved by the Merging Corporation in the manner and by the vote required by the laws of the Commonwealth of Kentucky and the Articles of Incorporation of the Merging Corporation, as follows:

                     (a)  The Board of Directors of the Merging Corporation, by written consent to such action signed by all the members thereof and filed with the minutes of the proceedings of the board, adopted a resolution declaring that the terms and conditions of the transaction described herein were advisable and directing that the proposed transaction be submitted for consideration by the sole shareholder of the Merging Corporation.

                     (b)  A consent in writing, setting forth approval of the terms and conditions of the transaction described herein as so proposed was signed by the sole shareholder of the Merging Corporation, and such consent is filed with the records of shareholder meetings of the Merging Corporation.

          ELEVENTH:  The terms and conditions of the transaction described in these Articles were duly advised, authorized and approved by the Surviving LLC, in the manner and by the vote required by the laws of the State of Maryland and the Operating Agreement of the Surviving LLC, as follows:

                      The terms and conditions of the Merger were advised, authorized and approved by the unanimous consent of its members.

          TWELFTH:  The Merger shall become effective (the "Effective Time") upon the acceptance for record of these Articles of Merger by the State Department of Assessments and Taxation of Maryland.

          THIRTEENTH:  Pursuant to a resolution of the Board of Directors of the Merging Corporation, these Articles of Merger shall be witnessed or attested by Sharon A. Kroupa as agent of the Merging Corporation.

          FOURTEENTH:  The undersigned President of the Merging Corporation and the Authorized Person of the Surviving LLC acknowledged these Articles of Merger to be the act the Merging Corporation and Surviving LLC, respectively, and further, as to all matters or facts required to be verified under oath, both the undersigned President and Authorized Person acknowledge that to the best of their knowledge, information and belief, the matters and facts set forth herein, relating to the entity on whose behalf each has signed, are true in all material respects and that this statement is made under the penalties for perjury.

[SIGNATURE PAGE FOLLOWS]
IN WITNESS WHEREOF, these Articles of Merger have been duly executed by the parties hereto this 1st day of March, 2002.
WITNESS/ATTEST: /s/ Sharon A. Kroupa Sharon A. Kroupa Designated Agent WITNESS: /s/ Sharon A. Kroupa Sharon A. Kroupa Designated Agent	ALLIANCE GAS SERVICES, INC. By: /s/ P. M. Barbas (SEAL) Paul M. Barbas President ALLIANCE GAS SERVICES HOLDINGS, LLC By: /s/ P. M. Barbas Paul M. Barbas President